                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting Material under Section 240.14a-12


                              THE JUDGE GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    Martin E. Judge, Jr. and Michael A. Dunn
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / $125 per Exchange Act Ules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ----------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       ----------------------------------------------------------------------
    3) Filing Party:

       ----------------------------------------------------------------------
    4) Date Filed:

       ----------------------------------------------------------------------


On April 2, 2003, Martin E. Judge, Jr. and Michael A. Dunn issued a press release confirming their intention not to sell their interest in the Judge Group. A copy of the press release on April 2, 2003, is set forth below.

AVAILABILITY OF PROXY STATEMENT OR OTHER FILINGS

A proxy statement or other filings containing information about the Company, the going-private transaction and related matters will be made with the Securities and Exchange Commission and mailed to shareholders should this transaction go forward. IF SUCH DOCUMENTS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT OR OTHER FILINGS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain a free copy of the proxy statement or other filings (when available), as well as other relevant filings containing information about the Company, the going-private transaction and related matters, from the SEC's website at www.sec.gov. Copies of the proxy statement or other filings (when available), will also be available to shareholders by directing a request to The Judge Group, Inc., Two Bala Plaza, Suite 800, Bala Cynwyd, PA 19004, Attention: Robert Alessandrini (telephone number (610) 667-7700).

Information about Martin E. Judge, Jr., Michael A. Dunn and other members of the group proposing to acquire the Company and their ownership of Company shares may be found in a 13D/A filed with the SEC on March 26, 2003. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement or other filings relating to the transaction if such document is filed with the SEC.

Set forth below is the full text of the April 2, 2003 press release:

             MANAGEMENT-LED GROUP CONFIRMS ITS INTENTION NOT TO SELL
                      ITS INTEREST IN THE JUDGE GROUP, INC.

BALA CYNWYD, Pa.--April 2, 2003 - Martin E. Judge, Jr. and Michael A. Dunn, the founders and principal shareholders of The Judge Group, Inc. (NASDAQSC:JUDG)(the "Company") and leaders of a management led group which has proposed a going-private transaction, today announced that they have confirmed to the Special Committee that they and the other members of senior management who are part of the buy-out group (who, together beneficially own approximately 60% of the Company) have no interest or intention to sell their ownership interests in the Company.

Mr. Judge stated: "The management group believes that it is in the best interests of the Company and its shareholders, employees, suppliers, customers and creditors and the several communities in which they live and work that the Company remain an independent company owned and operated by management and employees."

This announcement follows an announcement by RCM Technologies, Inc. that it has expressed an interest in acquiring 100% of the outstanding stock of The Judge Group, Inc.

On March 21, 2003, the management group submitted a proposal to acquire all of the outstanding shares of common stock of the Company not already beneficially owned by the management group at a price of $.82 per share, which represented a premium of 17.1% over the closing price on March 21, 2003, an 18.9% premium over the average closing price since January 1, 2003 and an 18.6% premium over the average daily closing price since November 1, 2002.

This press release is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission ("SEC") should this proposed transaction go forward. If such documents are filed with the SEC, investors will be urged to read them because they will contain important information, including risk factors. Any such documents, once filed, will be available, free of charge, at the SEC's website (www.sec.gov) and from the Company. If a proxy statement is distributed by the Company regarding this transaction, the Company and certain of its directors and executive officers would be involved in a solicitation of proxies made in connection with the proposed transaction. Information concerning the Company's directors and executive officers will be available in the documents which would be filed with the SEC. Information regarding the management group is included in a 13D/A filed with the SEC on March 26, 2003.

This news release is being made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this news release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the ability to attract and place qualified technical consultants, the ability to implement the controls necessary to reduce costs and improve revenues, the ability to the overall strategic business plan, the ability to comply with NASDAQ listing requirements, industry competition factors, and other factors identified in filings with the Securities and Exchange Commission.